EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Carrollton Bancorp and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 29th day of April, 2013.

/s/ Eric. D. Hovde
Eric D. Hovde

/s/ Richard J. Perry, Jr.
Richard J. Perry, Jr.

FINANCIAL SERVICES PARTNERS FUND I, LLC

By: Hovde Acquisition I, LLC,
its Managing Member

By:	/s/ Richard J. Perry, Jr.
Name: Richard J. Perry, Jr.
Title: Managing Member

HOVDE ACQUISITION I, LLC

By:	/s/ Richard J. Perry, Jr.
Name: Richard J. Perry, Jr.
Title: Managing Member

HOVDE PRIVATE EQUITY ADVISORS, LLC

By:	/s/ Richard J. Perry, Jr.
Name: Richard J. Perry, Jr.
Title: Managing Member